Exhibit 99.B(e)(5)

Pacific Select Fund — Distribution Agreement Exhibit A, effective April 30, 2020

EXHIBIT A

to

DISTRIBUTION AGREEMENT

(Between Pacific Select Fund and Pacific Select Distributors, LLC)

Funds	Share Class(es)

U.S. Fixed Income Funds:
Core Income Portfolio	I, P
Diversified Bond Portfolio	I, P
Floating Rate Income Portfolio	I, P
High Yield Bond Portfolio	I, P
Inflation Managed Portfolio	I, P
Managed Bond Portfolio	I, P
Short Duration Bond Portfolio	I, P

International Fixed Income Funds:
Emerging Markets Debt Portfolio	I, P

U. S. Equity Funds:
Comstock Portfolio	I, P
Dividend Growth Portfolio	I, P
Equity Index Portfolio	I, P
Focused Growth Portfolio	I, P
Growth Portfolio	I, P
Large-Cap Growth Portfolio	I, P
Large-Cap Value Portfolio	I, P
Main Street® Core Portfolio	I, P
Mid-Cap Equity Portfolio	I, P
Mid-Cap Growth Portfolio	I, P
Mid-Cap Value Portfolio	I, P
Small-Cap Equity Portfolio	I, P
Small-Cap Growth Portfolio (formerly named Developing Growth Portfolio)	I, P
Small-Cap Index Portfolio	I, P
Small-Cap Value Portfolio	I, P
Value Advantage Portfolio	I, P

International Equity Funds:
Emerging Markets Portfolio	I, P
International Equity Income Portfolio	I, P
International Large-Cap Portfolio	I, P
International Small-Cap Portfolio	I, P
International Value Portfolio	I, P

Sector Funds:
Health Sciences Portfolio	I, P
Real Estate Portfolio	I, P
Technology Portfolio	I, P

Asset Allocation/Balanced Funds:
Pacific Dynamix — Conservative Growth Portfolio	I, P
Pacific Dynamix — Moderate Growth Portfolio	I, P
Pacific Dynamix — Growth Portfolio	I, P
Portfolio Optimization Conservative Portfolio	I, P
Portfolio Optimization Moderate-Conservative Portfolio	I, P
Portfolio Optimization Moderate Portfolio	I, P
Portfolio Optimization Growth Portfolio	I, P
Portfolio Optimization Aggressive-Growth Portfolio	I, P
PSF DFA Balanced Allocation Portfolio	D, P

Pacific Dynamix Underlying Funds:
PD 1-3 Year Corporate Bond Portfolio	P
PD Aggregate Bond Index Portfolio	P
PD High Yield Bond Market Portfolio	P
PD Large-Cap Growth Index Portfolio	P
PD Large-Cap Value Index Portfolio	P
PD Small-Cap Growth Index Portfolio	P
PD Small-Cap Value Index Portfolio	P
PD Emerging Markets Portfolio	P
PD International Large-Cap Portfolio	P

Effective:  April 30, 2020, agreed to and accepted by:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa
	Name:	Howard T. Hirakawa
	Title:	Senior Vice President

PACIFIC SELECT DISTRIBUTORS, LLC

By:	/s/ Brett Hynes
	Name:	Brett Hynes
	Title:	Vice President